News Release

SHAREHOLDERS OF CONDOR HOSPITALITY TRUST APPROVE MERGER

(September 23, 2019) Condor Hospitality Trust, Inc. (NYSE American: CDOR) (“Condor”) announced today that its shareholders approved the proposed acquisition by merger of Condor by NHT Operating Partnership, LLC (“NHT OP”), the operating partnership of NexPoint Hospitality Trust (TSVX:NHT.U).

At a special meeting of Condor shareholders held  on September 23, 2019, holders of more than 81.8% of the shares of Condor common stock entitled to be cast,  and holders of 100% of the shares of Condor Series E Cumulative Convertible preferred stock, voted in favor of adopting and approving the merger agreement and the transactions contemplated thereby (including the acquisition of Condor’s operating partnership by a subsidiary of NHT OP).  Condor will file the final vote results, as certified by the independent Inspector of Election, on a Form 8-K with the U.S. Securities and Exchange Commission.

The merger is currently expected to close during the fourth quarter of 2019, subject to the satisfaction of customary closing conditions.

Upon completion of the merger and associated transactions, holders of Condor common stock will be entitled to receive $11.10, without interest thereon, per share, a premium of approximately 34% over Condor’s unaffected share price of $8.27 as of July 19, 2019, the most recent trading day before the public announcement of the proposal to acquire Condor, holders of Condor Series E preferred stock will be entitled to receive $10.00 per share and limited partners of Condor’s operating partnership, Condor Hospitality Limited Partnership, will be entitled to receive $0.21346 per Condor OP partnership interest.

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE American: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs. Condor currently owns 15 hotels in eight states. Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels Group.

About NexPoint Hospitality Trust

NexPoint Hospitality Trust (TSXV: NHT.U) is a publicly traded real estate investment trust focused on acquiring, owning and operating well-located hospitality properties in the United States that offer a high current yield and in many cases, that are underperforming assets with the potential to increase in value through investments in capital improvements, a market-based recovery, brand repositioning, revenue enhancements, operational improvements, reducing expense inefficiencies, and exploiting excess land or underutilized space. NHT owns 11 branded properties sponsored by Marriott, Hilton and InterContinental Hotels Group, located across the U.S., specifically in the Seattle, Portland, Dallas,

Nashville and St. Petersburg markets. NHT is externally advised by NexPoint Real Estate Advisors VI, L.P., an affiliate of Highland Capital Management, L.P., a leading global alternative asset manager and an SEC-registered investment adviser. For more information, visit www.nexpointhospitality.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release (including statements about filing the final vote results on a Form 8-K and the expected timing, completion and effects of the mergers and the other transactions contemplated by the merger agreement) may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “project”, “plan”, the negative version of these words or other similar expressions. Readers are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. Condor may not be able to complete the proposed transaction on the terms described herein or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) unknown, underestimated or undisclosed commitments or liabilities; (iii) the inability to complete the proposed transaction due to the failure to satisfy the closing conditions to the proposed transaction; (iv) risks related to disruption of management’s attention from Condor’s ongoing business operations due to the proposed transaction; (v) the effect of the announcement of the proposed transaction on the ability of the parties to retain and hire key personnel, maintain relationships with their franchisors, management companies and suppliers, and maintain their operating results and business generally; (vi) the risk that certain approvals or consents will not be received in a timely manner or that the proposed transaction will not be consummated in a timely manner; (vii) adverse changes in U.S. and non-U.S. governmental laws and regulations; (viii) the risk of litigation, including shareholder litigation in connection with the proposed transaction, and the impact of any adverse legal judgments, fines, penalties, injunctions or settlements; and (ix) capital market conditions, including availability of funding sources for Condor and NHT OP.

Additional factors that may affect Condor’s business or financial results are described in the risk factors included in Condor’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact:

Arinn Cavey

Chief Financial Officer

acavey@trustcondor.com

(402) 316-1008